Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Spectrum Group International, Inc.

Irvine, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 23, 2011, relating to the consolidated financial statements of Spectrum Group International, Inc., which are incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Costa Mesa, California

July 5, 2012